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                                                                   EXHIBIT 10.57


                           RESTRICTED STOCK AGREEMENT


            THIS RESTRICTED STOCK AGREEMENT (the "Agreement") is entered into as of the ________ day of ______________, ____________, by and between U.S. Can
Corporation, a Delaware corporation (the "Company" or "US Can"), and _______________________________, a member of the Board of Directors of the Company (the "Director").

            WHEREAS, the Company adopted the U.S. Can Corporation 1997 Equity Incentive Plan (the "Plan") by vote of its Board of Directors on February 20, 1997.

            WHEREAS, the Board of Directors of the Company desires to carry out the purpose of the Plan and pay all or part of the Director's annual retainer by awarding the Director restricted shares of its Common Stock, $.01 par value (the "Common Stock"), as hereinafter provided.

            NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. Award of Restricted Stock. The Company hereby awards to the Director ______________ restricted shares of Common Stock (the "Restricted Stock") on the terms and conditions set forth herein and in the Plan.

            2. Vesting of Restricted Stock. Subject to the other terms and provisions of this Agreement, the Restricted Stock shall vest at the end of the period beginning as of the date hereof and ending on ____________________________________. All Restricted Stock shall become fully vested
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on the date set forth above unless there is a Change of Control (as defined below) involving the Company, in which case the Restricted Stock shall vest as of the date such Change of Control is consummated.

            As used herein: "Change of Control" shall mean any one or more of the following: the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of fifteen percent (15%) or more of the then outstanding shares of common stock of the Company (the "Outstanding Common Stock"), a merger or consolidation of the Company in which the Company does not survive as an independent public company, a sale of all or substantially all of the assets of the Company or a liquidation or dissolution of the Company; provided, however, that the following acquisitions shall not constitute a Change of Control for the purposes of this subsection (a): (i) any acquisition directly from the Company or (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company.

            3. Termination And Forfeiture of Restricted Stock. The Director acknowledges receipt of the provisions of the Plan, attached hereto as Exhibit A, and further agrees that, in the event the Director is removed by the shareholders from the Board of Directors of the Company with cause, or the Director voluntarily resigns, effective prior to completion of the vesting of the Restricted Stock awarded to the Director under this Agreement, all unvested Restricted Stock shall be forfeited to the Company and shall not be or become the property of the Director.

            4. Adjustments of and Changes in Common Stock. The Board shall make or provide for adjustments in the number of shares of Common Stock covered hereby and in the kind


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of shares covered hereby, as the Board may determine is equitably required to prevent dilution or enlargement of the rights of the Director that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing; provided, further, however, that any adjustment which by reason of this Section 4 is not required to be made currently will be carried forward and taken into account in any subsequent adjustment. In the event of any such transaction or event, the Board may provide in substitution for any or all shares outstanding hereunder such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all shares so replaced.

            5. Transferability of Restricted Stock. The Restricted Stock awarded under the Plan shall be transferable by the Director in accordance with applicable laws and regulations, provided that, until such Restricted Stock has vested, the Director will (i) notify the Company in writing as to the identity of the transferee and the effective date of such transfer, if known, and (ii) demonstrate to the Company's reasonable satisfaction that said transferee has agreed to abide by all of the terms and conditions of this Agreement with respect to such Restricted Stock. During the period of any substantial risk of forfeiture, the Restricted Stock shall not be assigned, pledged or hypothecated for any purpose whatsoever and is not subject, in whole or in part, to execution, attachment or similar process. Any attempted assignment, pledge or hypothecation shall be void and of no effect.


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            6. Termination Events. In the event of termination of the Director's service on the Board of Directors by reason of (i) permanent and total disability within the meaning of Section 22 (e)(3) of the Code, or (ii) death prior to completion of the vesting of the Restricted Stock awarded to the Director under this Agreement, the Restricted Stock shall vest upon the date of death or the effective date of termination for the event described in clause (i) above. In the event the Director retires prior to the vesting of any shares of Restricted Stock awarded hereunder, at its option, the Company may, but is under no obligation to, accelerate the vesting of all or part of such shares.

            7. Rights Relating to Restricted Stock. This award of Restricted Stock shall constitute an immediate transfer of the ownership of Common Shares to the Director in consideration of the performance of services; provided, the Company or its agent will retain possession of the Restricted Stock until fully vested. The Director shall have the voting rights provided for in the 1997 Equity Incentive Plan, as amended from time to time.

            8. Administration. The Restricted Stock shall vest in accordance with such administrative regulations as the Board of Directors shall from time to time adopt, to the extent not inconsistent with Section 422 of the Code.

            9. Laws. The Restricted Stock and this Agreement shall be construed, administered and governed under the laws of the State of Delaware, United States of America, without regard to its conflict of law principles, and to the extent not inconsistent with Section 422 of the Code and the regulations issued thereunder.

            10. General. The Company shall, at all times during which the Restricted Stock is outstanding, pay all original issue and transfer taxes with respect to the issuance and transfer


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of Common Stock pursuant hereto, shall pay all other necessary fees and expenses incurred by the Company in connection therewith, and shall use its best efforts to comply with all laws and regulations which, in the opinion of the Company or counsel for the Company, shall be applicable thereto.

            11. Taxes. Nothing contained herein shall be construed as a representation as to an Director's tax treatment by federal, state or local taxing entities and no representation is made by the Company as to the continued existence, if any, of a beneficial tax treatment of any Restricted Stock awarded hereunder. Each Director should consult his/her individual tax consultant as to any Restricted Stock awarded hereunder.

            12. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, one day after sent by recognized overnight or other expedited delivery service, or five (5) days after deposit in the United States mail, postage prepaid, registered or certified mail, return receipt requested, to the parties at the following addresses (or to such other address as a party may have specified by notice duly given to the other party in accordance with this provision):

            If to the Director:

            At the Director's then current business or residence address as shown on the records of the Company, with a copy to such other person as the Director may have specified by notice duly given to the Company in accordance with this provision.

            If to the Company:


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            United States Can Company
            900 Commerce Drive
            Oak Brook, Illinois  60523

            Attention: Vice President, Human Resources

            With a copy to:

            Ross & Hardies
            150 N. Michigan Avenue
            Chicago, Illinois 60601-7567

            Attention: Lawrence R. Samuels, Esq.

            13. Headings. The section headings of this Agreement are for reference only and are to be given no effect in the construction or interpretation of this Agreement.

            14. Severability. If any part or provision of this Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction, said provision or part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts or provisions of this Agreement.

            15. Waiver. Any party may waive compliance by another party with any of the provisions of this Agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing.

            16. Binding Effect; Assignment. This Agreement shall be binding on and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity (including any Director or person engaged by the Company in any capacity) not a party to this Agreement. The Company will require any successor (whether direct or indirect, by merger,


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purchase, consolidation or otherwise) of the Company to make an express assumption of the obligations hereunder and cause any successor (whether direct or indirect, by merger, purchase, consolidation or otherwise) of the Company to agree to perform all parts and provisions under this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

            17. Counterparts. This Agreement may be signed in any number of counterparts and all such counterparts shall be read together and construed as but one and the same document.

            18. Fractional Shares. In connection with this award, the Company shall have no obligation to issue any fractional share of Common Stock. The Company will pay in cash to the Director an amount equivalent to the value of any fractional share the Director would otherwise be entitled to receive.

            19. Acknowledgment. BEFORE SIGNING HEREUNDER, THE DIRECTOR SHOULD READ AND THOROUGHLY REVIEW THE PLAN ATTACHED HERETO AS EXHIBIT A. BY SIGNING HEREUNDER, THE DIRECTOR ACKNOWLEDGES RECEIPT OF THE PLAN AND REPRESENTS THAT THE DIRECTOR HAS READ AND THOROUGHLY REVIEWED THE PLAN.


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            IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement on the date first written above.


                                    U.S. CAN CORPORATION



                                    By:______________________________
                                        Name:
                                        Title:


                                    Director

                                    _________________________________
                                    _________________________________


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                               SCHEDULE OF AWARDS

On October 23, 1997, each of the following non-employee directors, or his designee firm, was awarded 443 restricted shares of Common Stock, vesting April 24, 1998:

Calvin Aurand, Benjamin Bailar, Carl Ferenbach, Ricardo Poma, Francisco Soler, Eugene Connolly and Michael Zimmerman.


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